UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 16, 2007

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	0-15829 (Commission File Number)	56-1355866 (IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into Material Definitive Agreement.

On May 16, 2007, Charles A. Caswell ("Mr. Caswell"), the Executive Vice President, Chief Financial Officer and Treasurer of First Charter Corporation (the "Registrant"), determined that he will transition from his employment with the Registrant.  His final date of employment with the Registrant will be August 17, 2007.

In connection with his transition, the Registrant and Mr. Caswell have entered into a Transition Agreement and Release (the "Transition Agreement") dated as of May 16, 2007.  Pursuant to the Transition Agreement, the parties have agreed, subject to the satisfaction of certain conditions, that, among other things, (1) Mr. Caswell will commence his transition from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant and First Charter Bank on May 17, 2007 (the "Transition Date"), (2) Mr. Caswell will continue to be employed by, and will continue to receive his current regular compensation and benefits from, the Registrant as modified by the Transition Agreement after the Transition Date until August 17, 2007 (the "Separation Date"), (3) Mr. Caswell will receive severance pay in the amount of $98,967, in equal installments for a period through December 31, 2007 (the "Payment Period"), less appropriate deductions, including state and federal taxes, (4) Mr. Caswell will be entitled to pro rated payouts pursuant to his existing Performance Share Award Agreements, and (5) the Registrant will provide certain other benefits. Pursuant to the Transition Agreement, Mr. Caswell was granted a conditional waiver of the covenant not to compete contained in his existing employment agreement referenced below.

In exchange for the compensation and other benefits contained in the Transition Agreement, Mr. Caswell has agreed to, among other things, (1) continue to honor all confidentiality, return of records, non-solicitation and anti-raiding obligations, and other obligations previously agreed to or in accordance with applicable federal and state laws, (2) fully release the Registrant, and its subsidiaries and affiliate companies from all claims, subject to limited exceptions, and (3) provide continued cooperation and assistance to the Registrant following the Separation Date.

A copy of the Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

            Pursuant to the terms of the Transition Agreement as described in Item 1.01, the parties to the Transition Agreement have agreed that, with the exception of certain ongoing restrictive covenants, the Employment Agreement between the Registrant and Mr. Caswell dated as of April 13, 2005 (the "Employment Agreement") will terminate, effective August 17, 2007.  The Employment Agreement was previously filed by the Registrant as Exhibit 10.1 to its current Report on Form 8-K dated April 13, 2005.  A description of the Employment Agreement is included in the Registrant's Definitive Proxy Statement on Schedule 14A dated April 25, 2007 under the heading "Executive Compensation - Narrative to Summary Compensation Table" and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, Charles A. Caswell announced his intention to resign from his position as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant.  The Registrant has appointed Sheila Stoke to serve as its principal financial officer, on an interim basis, effective May 17, 2007.  In connection with the assumption of these increased duties and responsibilities, Ms. Stoke has been granted a bonus equal to $50,000, payable in a lump sum within ten (10) business days following December 31, 2007 if certain conditions have been met.  Ms. Stoke, 57, has been Senior Vice President and Controller of the Registrant since January 2007 and Senior Vice President and Controller of First Charter Bank, the Registrant's primary banking subsidiary, since November 2006.  Prior to that time, she served as Senior Vice President, Finance for Stock Yards Bank in Louisville, Kentucky from December 2005 to October 2006, Senior Vice President and Controller for Integra Bank in Evansville, Indiana from February 2003 to December 2005, and Vice President and Controller for Republic Bank in Louisville, Kentucky from March 2002 to February 2003.

A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Transition Agreement, dated May 16, 2007, by and between the Registrant and Charles A. Caswell.
99.1	News Release disseminated on May 17, 2007 by the Registrant.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

By:       /s/ STEPHEN J. ANTAL
                                                                                   Stephen J. Antal
                                                                                   Executive Vice President, General Counsel
                                                                                    and Secretary

Dated:  May 17, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Transition Agreement, dated May 16, 2007, by and between the Registrant and Charles A. Caswell.
99.1	News Release disseminated on May 17, 2007 by the Registrant.